EXECUTION VERSION -1- SEPARATION AND GENERAL RELEASE AGREEMENT This Separation and General Release Agreement (the “Agreement”) is entered into between Joseph Hartsig (the “Employee”) and Bed Bath & Beyond Inc. (the “Employer”). 1. Separation of Employment. Employee acknowledges that Employee’s last day of employment with Employer will be June 28, 2022, which date may be extended by mutual consent of Employer and Employee (the “Separation Date”). 2. Consideration. a. Provided Employee executes and does not revoke this Agreement and continues to comply with all applicable restrictive covenants, Employer will provide the following consideration to Employee: i. Employer will pay Employee severance payments totaling $1,260,000, comprised of the Employee’s annual salary ($700,000) and full target annual bonus for fiscal year 2022 ($560,000), less all required withholdings and deductions (together, “Severance Payments”), payable generally in ratable installments over a twelve (12) month period following the Separation Date in accordance with the Company’s regular payroll payment schedule commencing after the Effective Date (as defined herein), subject to any delay required pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (“Severance Period”). The Severance Payments shall be reported on an IRS Form W-2. For the avoidance of doubt, any such payments that are due and payable prior to the Effective Date shall be held back and paid along with the next regularly scheduled payment date after such date. ii. The unvested portion (27,819 shares) of Employee’s Make-Whole RSU Award (as defined in the Employment Agreement, dated as of March 4, 2020, between Employee and Employer (the “Employment Agreement”) and granted on March 4, 2020) will vest in full as of the Separation Date. iii. If Employee is eligible for and timely elects continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Employee will only be responsible for paying a portion of the COBRA premium that is equal to Employee’s contribution rate for Employee’s applicable Medical, Dental, and Vision coverage for up to first fifty-two (52) weeks of COBRA following the Separation Date. If Employee elects COBRA and does not pay the applicable COBRA premium within the time frame stipulated under COBRA, Employee’s coverage will be Exhibit 10.5

EXECUTION VERSION -2- cancelled, and all costs incurred will be the responsibility of the Employee. Following the aforementioned 52-week period, any continued health coverage pursuant to COBRA shall solely be at Employee’s cost. iv. In addition, and pursuant to the Restricted Stock Unit Agreements between Employee and Employer dated June 8, 2020, May 10, 2021, and May 10, 2022, if at the Separation Date you have outstanding Restricted Stock Units (as defined therein) (excluding the Make Whole RSU Award) granted to you by the Company which were not then vested by reason of the installment terms thereof, the Company shall take such steps as may be necessary or appropriate to vest up to 82,409, 762 and 1,215, respectively, of Restricted Stock Units on the originally applicable Vesting Dates (as defined therein), subject to the terms and conditions applicable thereto. Pursuant to the Performance Stock Unit Agreements between Employee and Employer dated June 8, 2020 and May 10, 2021 and May 10, 2022, if at the Separation Date you have outstanding Performance Stock Units (as defined therein) granted to you by the Company, the Company shall take such steps as may be necessary or appropriate to vest up to 52,977, 29,732 and 3,646, respectively, of Performance Stock Units following the end of the applicable Performance Period (as defined therein), subject to the terms and conditions applicable thereto, including achievement of the performance-based vesting criteria applicable thereto. The vesting and settlement of such Restricted Stock Units and Performance Stock Units shall be dependent on your compliance with the restrictive covenants contained in your existing agreements with the Company. v. Following the Separation Date, Employer will provide at no charge to Employee a six-month virtual outplacement service program to provide assistance with resume creation, job searches, interview preparation and certain related activities. vi. Although Employer does not guarantee to Employee any particular tax treatment relating to the payments and benefits paid in accordance with the terms and conditions of this Agreement, it is the intent of the parties that payments and benefits under this Agreement are exempt from, or comply with, Section 409A. For purposes of Section 409A, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A, each payment shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall Employee, directly

EXECUTION VERSION -3- or indirectly, designate the calendar year of payment of any severance benefits. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A. If Employee is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the Separation Date, Employee shall not be entitled to any payment or benefit pursuant to the Employment Agreement that constitutes nonqualified deferred compensation for purposes of Section 409A and that is payable upon a separation from service (within the meaning of Section 409A) until the earlier of (A) the date which is six (6) months after her separation from service for any reason other than death, or (B) the date of Employee’s death. Any amounts otherwise payable to Employee upon or in the six (6) month period following Employee’s separation from service that are not so paid by reason of such required delay shall be paid (without interest) as soon as practicable (and in any event within thirty (30) calendar days) after the date that is six (6) months after Employee’s separation from service (provided that in the event of Employee’s death after such separation from service but prior to payment, then such payment shall be made as soon as practicable, and in all events within thirty (30) calendar days, after the date of Employee’s death). vii. Employee is eligible at any time to reapply for employment with the Company for roles for which Employee is qualified. Employee agrees, however, that if the Employee is rehired (1) before the Effective Date, this Agreement is null and void and the Employee is not entitled to the consideration set forth in this Agreement; (2) rehired after the Effective Date but before the Severance Period has commenced, then at the sole discretion of the Company, Employee will not receive compensation and benefits under this Agreement, this Agreement will otherwise remain in effect, and Employer shall have no obligation to make Severance Payments; or (3) rehired during the Severance Period, then at the sole discretion of the Company, Employer will cease making any Severance Payments, this Agreement will otherwise remain in effect, and Employer shall have no obligation to make further Severance Payments. b. Employee acknowledges that Employee is not otherwise entitled to receive all the benefit(s) specified above, which represent an enhancement to separation benefits to which Employee would otherwise be entitled, absent Employee’s execution of this Agreement and the fulfillment of the promises contained herein, and acknowledges that nothing in this Agreement shall be deemed to be an admission of liability or wrongdoing on the part of Employer or its affiliates, parent and subsidiaries, their past and present respective officers, directors, members, employees, attorneys, and agents,

EXECUTION VERSION -4- as well as any predecessors, any future successors or assigns or estates of any of the foregoing (collectively, the “Company”). Employee agrees that Employee is not entitled to seek anything further from Company. c. Employer will also provide Employee all Accrued Obligations (as defined in the Employment Agreement), regardless of whether Employee executes and does not revoke this Agreement. 3. General Release. a. For and in consideration of the consideration set forth above in Paragraph 2 and other good and valuable consideration, Employee, on behalf of Employee and Employee’s heirs, beneficiaries, personal representatives, executors, administrators, successors and assigns (collectively, “Releasors”) hereby knowingly and voluntarily releases, waives, discharges and gives up any and all Claims (as defined below) which Employee may have against Company, arising on or prior to the date hereof, including those of which Employee is not aware and those not mentioned in this Agreement up to the Effective Date. “Claims” means any and all actions, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, severance pay, vacation pay, sick pay, fees and costs, attorneys’ fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of Employee’s employment with the Employer, the terms and conditions of such employment, the termination of such employment and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including, but not limited to, Claims arising directly, or indirectly, from any promise, agreement, offer letter, contract, understanding, common law, tort, the laws, statutes, and/or regulations of the State of New Jersey, or any other state, and the United States, including, but not limited to, federal, state and local wage and hour laws, federal, state and local whistleblower laws, federal, state and local fair employment laws, federal, state and local anti-discrimination laws, federal, state and local labor laws, Section 1981 of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act of 1974 (“ERISA”), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act of 1988, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act of 2008, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, the New Jersey Wage Payment Law, the New

EXECUTION VERSION -5- Jersey Conscientious Employee Protection Act, the New Jersey Millville Dallas Airmotive Plant Loss Job Notification Act, the New Jersey Paid Sick Leave Act, the New Jersey Equal Pay Act, and the New Jersey Workers’ Compensation Anti-Retaliation Law, the New York State Human Rights Law, New York Executive Law §§ 290 et. Seq., New York Civil Rights Law, New York Labor Law, New York Employers’ Liability Law, New York Workers’ Compensation Law, New York City Human Rights Law, the New York State WARN Act; the New York City Earned Sick Time Act, as each has been or may be amended from time to time, and Claims premised on any other legal theory, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. Employee acknowledges that she is releasing claims based on age, race, color, sex, sexual orientation or preference, marital status, religion, national origin, citizenship, veteran status, disability and other legally protected categories. Employee expressly acknowledges and agrees that Employee has not asserted and does not have, the basis for asserting any claim, the factual foundation of which involves sexual harassment or sexual abuse, against the Company, and as such no portion of the consideration paid to Employee as part of this Agreement is attributable to any such claims; thus, Employee acknowledges and agrees that this Agreement does not constitute the settlement of a sexual harassment or sexual abuse claim. b. Notwithstanding the provisions set forth in Paragraphs 3(a) (General Release), 5(c) (Covenant Not to Sue), 7 (Non-Disparagement) and 9 (Confidentiality), Employee is not waiving any rights he/she may have to (1) exercise Employee’s rights under Section 601-608 of ERISA as amended, popularly known as COBRA; (2) exercise Employee’s rights, if any, for accrued vested benefits under any employee benefit plan, such as the Employer’s 401(k) plan, in accordance with the terms and conditions of such plan(s) and applicable law; (3) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (4) any rights Employee may have to any bounty that may be recoverable as a result of participating in the Securities and Exchange Commission Whistleblower Program; (5) pursue claims which by law cannot be waived by signing this Agreement; (6) enforce this Agreement; and/or (7) challenge the validity of this Agreement. c. Notwithstanding the provisions set forth in Paragraphs 3(a) (General Release), 5(c) (Covenant Not to Sue), 7 (Non-Disparagement) and 9 (Confidentiality), nothing in this Agreement shall preclude Employee from: disclosing any allegations relating to a claim under the New Jersey Law Against Discrimination; and/or filing a charge or participating in any manner in an investigation, hearing or proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC, etc.) or assisting or having assisted others in doing so, nor

EXECUTION VERSION -6- does anything in this Agreement preclude, prohibit or otherwise limit in any way, Employee’s rights and abilities to contact, communicate with, report matters to or otherwise participate in any whistleblower program administered by any such agencies, but Employee hereby waives, to the extent permitted by law, any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding, except that Employee may recover any bounty that may be payable as a result of participating in the SEC’s Whistleblower Program as set forth in Paragraph 3(b) above. Employee further represents that she has not filed any complaints or charges against the Company or any of its affiliates with such agencies, or with any other federal, state or local agency or court. Employee further represents that she has reported to the Company in writing any and all work-related injuries that she has suffered or sustained during her employment with the Company or its affiliates. 4. Receipt of Wages and Benefits. Employee understands and acknowledges that except as otherwise specifically provided under this Agreement, Employee is entitled to no payments or any other benefits from Company. Employee acknowledges that Employee has received all wages for work performed, overtime compensation, bonuses, commissions, vacation pay and all other benefits and compensation due to Employee by virtue of Employee’s Employment with and termination of employment with the Company up through the Effective Date. 5. Representations; Covenant Not to Sue. Employee hereby represents and warrants to Company that (a) Employee has not filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against Company, nor has Employee agreed to do any of the foregoing, (b) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against Company which has been released in this Agreement, and (c) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against Company. In addition, Employee hereby represents and warrants to Company that Employee shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by Employee or any third party of a proceeding or Claim against Company based upon or relating to any Claim released by Employee in this Agreement, unless expressly allowed by Paragraph 3(b) and 3(c). If any court has or assumes jurisdiction of any action against the Company or any of its affiliates on behalf of Employee, Employee will request that court to withdraw from or dismiss the matter with prejudice. 6. Who is Bound. The terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns. 7. Non-Disparagement. Employee hereby represents and warrants to Company that Employee has not and agrees not to make, in any manner, directly or indirectly, any defamatory or derogatory statements (written or verbal) that disparages or places the Company or any of its

EXECUTION VERSION -7- officers, shareholders, members or advisors, any member of the Board of Directors, or any agents or others with whom the Company has business relationships, in a false or negative light; provided, however, that Employee shall not be required to make any untruthful statement or to violate any law. 8. Request for References. For employment reference information, Employee shall direct prospective employers or others seeking employment verification information regarding Employee to The Work Number (an automated system administered by a third party 800-367- 5690 or www.theworknumber.com using Employer’s Employer Code 13452), or such other third party as Employer may contract with in the future, which will provide Employee’s dates of employment, last position held and, with Employee’s express authorization, salary information. 9. Confidentiality. Employee confirms and agrees that Employee shall not, directly or indirectly, disclose to any person or entity or use for Employee’s own benefit, any confidential information concerning the business, finances or operations of the Company; provided, however, that Employee’s obligations under this Paragraph 9 shall not apply to information generally known in Company’s industry through no fault of Employee or the disclosure of which is required by law. Employee also agrees that Employee is not permitted to disclose to anyone the conditions of Employee’s employment except where those conditions relate to claims under the New Jersey Law Against Discrimination. Employee also agrees that all terms of this Agreement, including any payments made hereunder to or on behalf of employee, shall be kept confidential. Employee shall not reveal the terms of this Agreement to anyone, except to Employee’s immediate family, legal and financial advisors, if any, unless compelled to do so by judicial or administrative process. If Employee tells anyone not authorized by this Paragraph 9 of any term of this Agreement or breaches any other term or condition of this Agreement, it shall constitute a material breach of the Agreement and in addition to and not instead of Company’s other remedies, including reasonable attorneys’ fees, Employee shall be required to immediately, upon written notice from Employer, return any payments paid by Employer hereunder, less $500. Employee agrees that if Employee is required to return any payments, this Agreement shall continue to be binding on Employee and Company shall be entitled to enforce the provisions of this Agreement as if the payments had not been repaid to Employer and Employer shall have no further payment obligations under this Agreement. Notwithstanding the foregoing, Employee has the absolute right to challenge the ADEA waiver and will not be required to return any payments for making any such challenge. Additionally, under the Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is (a) made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

EXECUTION VERSION -8- 10. Company Property. By executing this Agreement, Employee acknowledges that Employee has returned to Employer all Company property in Employee’s possession, including, but not limited to, all Company equipment, Company car, computers, smartphones, pass codes, keys, swipe cards, documents or other materials that Employee received, prepared, or helped prepare. Employee acknowledges that Employee has not retained any copies, duplicates, reproductions, computer disks, or excerpts thereof of Company documents. 11. Restrictive Covenants. Employee acknowledges and agrees that all existing covenants applicable to Employee, including but not limited to the Restrictive Covenants contained in the Employment Agreement (as defined therein), will remain in effect for their intended duration pursuant to the Employment Agreement without regard to entry into this Agreement. 12. Entire Agreement and Amendment. This Agreement sets forth the entire agreement between the parties and fully supersedes any other prior agreements or understandings between the parties, except that the obligations contained in Sections 6, 7, 9, 10 and 11 of the Employment Agreement shall survive and shall remain fully enforceable. 13. Construction of Agreement. In the event that one or more of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law. This Agreement and any and all matters arising directly or indirectly therefrom shall be governed under the laws of the State of New Jersey, without reference to choice of law rules. Employee consents to the sole jurisdiction of the federal and state courts of New Jersey. EMPLOYER AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT. 14. Opportunity For Review. a. Employee acknowledges that Employee has read and fully understands this Agreement and represents that prior to signing this Agreement Employee has been advised to, and has been given an opportunity to, consult Employee’s independent counsel with respect to this Agreement and Employee executes this Agreement freely and voluntarily. Employee understands that Employee has the opportunity to review this Agreement for from the date of receipt before signing it, and that if Employee fails to execute this Agreement and return it to Employer at attn: Chief Legal Officer, Bed Bath & Beyond Inc., 650 Liberty Ave., Union, NJ 07083, within forty-five (45) days of Employee’s receipt of this Agreement, then Employer shall have no obligation to enter into this Agreement. Employee acknowledges that any modifications, material or otherwise, made to this

EXECUTION VERSION -9- Agreement will not restart or affect in any manner the original forty-five (45) day review period. Employee and Employer understand that they are each responsible for their own attorneys’ fees and costs. b. For a period of seven (7) calendar days following Employee’s execution of this Agreement, Employee will have the right to revoke it under the Older Workers Benefit Protection Act, a federal statute which requires that releases of federal age discrimination claims be knowing and voluntary. If Employee elects to revoke this Agreement within this 7-day period, Employee must inform the Company by delivering a written notice of revocation to attn: Chief Legal Officer, Bed Bath & Beyond Inc., 650 Liberty Ave., Union, NJ 07083, no later than 11:59 p.m. on the seventh calendar day after Employee signs the Agreement. This Agreement, provided the Employee does not revoke it, shall be effective and enforceable on the eighth (8th) day after execution and delivery to Employer (the “Effective Date”). If Employee revokes this Agreement, it shall not be effective or enforceable, and Employee shall not receive the benefits of this Agreement. Agreed to and accepted by, on this ___ day of _______, 2022 EMPLOYEE: Joseph Hartsig Jo Agreed to and accepted by, on this ___ day of _______, 2022 EMPLOYER: /s/ Joseph G. Hartsig /s/ Lynda Markoe

EXECUTION VERSION -10- Lynda Markoe Chief People & Culture Officer